FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

FIRST AMENDMENT, dated as of April 9, 2007 (this “Amendment”), to the SECURITIES PURCHASE AGREEMENT, dated as of February 14, 2007 (the “Securities Purchase Agreement”), among Corcell, Ltd., a Nevada corporation (the “Company”), Cord Blood America, Inc., a Florida corporation (the “Parent”), and Shelter Island Opportunity Fund, LLC, or any Affiliate thereof designated by it (the “Purchaser”).

The parties desire to amend the Securities Purchase Agreement.

Therefore, in consideration of the premises and the agreements herein, the Company, the Parent and the Purchaser hereby agree as follows:

1.

Definitions.  All terms used herein which are defined in the Securities Purchase Agreement and not otherwise defined herein are used herein as defined therein.

2.

Amendments.

(a)

The following definitions appearing in Article I of the Securities Purchase Agreement are hereby amended and restated as follows:

“Blocked Account Agreement” means, collectively, (i) the Blocked Account Agreement, dated February 14, 2007, among the Company, the Purchaser and the depositary named therein, in the form of Exhibit H attached hereto and (ii) the Blocked Account Agreement, dated the Second Closing Date, among the Parent, the Purchaser and the depositary named therein, in the form of Exhibit H-1 attached hereto.

“Common Stock Equivalents” means any securities of the Parent, the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, Rainmakers Stock or Company Stock, including, without limitation, any debt, preferred stock, rights, options, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, Rainmakers Stock or Company Stock.

“Debenture” means, collectively, (i) the $2,300,000 Secured Original Issue Discount Debenture issued by the Company to the Purchaser on the Closing Date, in the form of Exhibit B attached hereto and (ii) the $230,000 Secured Original Issue Discount Debenture issued by the Parent to the Purchaser on the Second Closing Date, in the form of Exhibit B-1 hereto.

“Put Agreement” means, collectively, (i) each Put Agreement, dated February 14, 2007, between the Parent and the Purchaser, and the Parent and the Advisor, in the form of Exhibit D-1 and Exhibit D-2 attached hereto and (ii) the Put Agreement, dated the Second Closing Date, between the Parent and the Purchaser, in the form of Exhibit D-3 attached hereto.

“Put Note Shares” mean, collectively, (i) any shares of Common Stock that are issued upon conversion of any convertible promissory note issued by the Parent to the Purchaser or the Advisor in accordance with a Put Agreement and (ii) any shares of Rainmakers Stock that are issued upon conversion of any convertible promissory note issued by the Parent to the Purchaser or the Advisor in accordance with a Put Agreement.

“Security Agreements” mean, collectively, (i) the Security Agreements, each dated February 14, 2007, from each of the Company, the Parent and the Guarantor to the Purchaser, in the form of Exhibits F-1, F-2 and F-3 attached hereto(as any of the same may hereafter be amended or modified) and (ii) the Security Agreements, each dated the Second Closing Date, from each of the Parent and Rainmakers to the Purchaser, in the form of Exhibits F-4,  F-5 and F-6 attached hereto.

“Subscription Amount” means $2,000,000, which is the amount to be paid for the Debenture and Warrant purchased hereunder on the Closing Date.

“Warrant” means, collectively, (i) each of the Common Stock Purchase Warrant, in the form of Exhibits G-1 and G-2, delivered to the Purchaser and the Advisor at the Closing in accordance with Section 2.2(a) hereof, which Warrant shall be exercisable immediately and have a term of exercise equal to five years and (ii) the Rainmakers Stock Purchase Warrant, in the form of Exhibits G-3 attached hereto, delivered to the Purchaser at the Second Closing in accordance with Section 2A.2(a) hereof, which Warrant shall be exercisable immediately and have a term of exercise equal to five years.

“Warrant Shares” mean the shares of Common Stock and Rainmakers Stock issued and issuable upon the exercise of a Warrant.”

(b)

The following defined terms are added to Article I of the Securities Purchase Agreement in the appropriate alphabetical order:

“Rainmakers” means Career Channel, Inc., a Florida corporation d/b/a Rainmakers International.

“Rainmakers Stock” means the common stock of Rainmakers, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Second Closing” means the closing of the purchase and sale of Securities pursuant to Section 2A.1

“Second Closing Date” means the Trading Day when all the conditions precedent to each of the respective obligations of the Purchaser, Rainmakers and the Parent under Article IIA. has been satisfied or waived.

(c)

The following is added, immediately following Article II, as Article IIA. of the Securities Purchase Agreement:

ARTICLE IIA.

ADDITIONAL PURCHASE AND SALE

2A.1

Second Closing.  On the Second Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of the First Amendment to this Agreement by the parties hereto, the Parent agrees to sell to the Purchaser the Debenture in the form of Exhibit B-1 attached hereto, Rainmakers agrees to sell to the Purchaser the Warrant in the form of Exhibit G-3 attached hereto and the Purchaser agrees to purchase, such Debenture and such Warrant.  The Purchaser shall deliver to the Parent via wire transfer or a certified check in immediately available funds the amount of $120,000 and the Parent and Rainmakers shall deliver to the Purchaser the Debenture in the form of Exhibit B-1 attached hereto and the Warrant in the form of Exhibit G-3 attached hereto and the other items set forth in Section 2A.2 issuable at the Second Closing.  Upon satisfaction of the conditions and completion of the deliveries set forth in Sections 2A.2 and 2A.3, the Second Closing shall occur at the offices of FW, or such other location as the parties shall mutually agree.

2A.2

Deliveries.

(a)

On the Second Closing Date, the Parent and Rainmakers shall deliver or cause to be delivered to the Purchaser (or as otherwise specified) the following:

(i)

the First Amendment to this Agreement, duly executed by the Parent, the Company and Rainmakers;

(ii)

a legal opinion of Parent Counsel, in the form of Exhibit M attached hereto;

(iii)

the Debenture in the form of Exhibit B-1 attached hereto, duly executed by the Parent;

(iv)

the Warrant in the form of Exhibit G-3 attached hereto registered in the name of the Purchaser to purchase up to 12% of the outstanding shares of Rainmakers, with a per share exercise price and subject to adjustment as specified therein;

(v)

resolutions duly adopted by the Board of Directors of the Company, Parent and Rainmakers authorizing the consummation of transactions contemplated by the Transaction Documents to be consummated at the Second Closing;

(vi)

the Security Agreements in the form of Exhibits F-4, F-5 and F-6 attached hereto, duly executed by the Persons named therein;

(vii)

the Put Agreement in the form of Exhibit D-3 attached hereto, duly executed by Parent;

(viii)

by wire transfer to the account as specified in writing by the Advisor, the amount of $8,000, representing payment to the Advisor of an advisory fee;

(ix)

the certificates representing all the issued and outstanding Rainmakers Stock, together with stock powers executed in blank by Parent with signatures guaranteed;

(x)

the Blocked Account Agreement in the form of Exhibit H-1 attached hereto, duly executed by the Parent and the depositary named therein;

(xi)

a collateral management fee agreement with Midway Management Partners, LLC, duly executed by Parent;

(xii)

an engagement letter with the Advisor, duly executed by the Parent;

(xiii)

payment to the Durkin Group all amounts owed to them by Parent in connection with the transactions consummated at the Closing; and

(xiv)

a Subordination Agreement with Cornell Capital Partners, LP., duly executed by such Person, Parent and Rainmakers.

(b)

On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company and the Parent the following:

(i)

the First Amendment to this Agreement, duly executed by the Purchaser;

(ii)

the amount of $200,000 by wire transfer (i) of $80,000 to the account as specified in the Blocked Account Agreement in the form of Exhibit H-1 attached hereto and (ii)$120,000 to the account as specified in writing by the Parent;

(iii)

the Put Agreement, in the form of Exhibit D-3 attached hereto, duly executed by the Purchaser;

(iv)

the Blocked Account Agreement in the form of Exhibit H-1 attached hereto, duly executed by Purchaser; and

(v)

a Subordination Agreement with Cornell Capital Partners, LP., duly executed by the Purchaser.

2A.3

Closing Conditions.

(a)

The obligations of the Parent and Rainmakers in connection with the Second Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects when made and on the Second Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)

all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Second Closing Date shall have been performed; and

(iii)

the delivery by the Purchaser of the items set forth in Section 2A.2(b) of this Agreement.

(b)

The obligations of the Purchaser hereunder in connection with the Second Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects on the Second Closing Date of the representations and warranties of the Parent, Rainmakers  and the Company contained herein;

(ii)

all obligations, covenants and agreements of Rainmakers, the Company and Parent required to be performed at or prior to the Second Closing Date shall have been performed;

(iii)

the delivery by Rainmakers and Parent of the items set forth in Section 2A.2(a) of this Agreement;

(iv)

there shall have been no Material Adverse Effect with respect to Rainmakers or the Parent since the date of the First Amendment to this Agreement; and

(v)

if the Common Stock is traded on a Trading Market at the date of the First Amendment to this Agreement, from such date to the Second Closing Date, trading in the Common Stock shall not have been suspended, and, at any time prior to the Second Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in the case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Debenture and Warrant to be purchased at the Second Closing.

(d)

Section 3.1(f) of the Securities Purchase Agreement is hereby amended and restated as follows:

(f)

          Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Parent, Rainmakers or the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, Put Note Shares and Deposit Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Parent or Rainmakers.  The Parent has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares and Put Note Shares at least equal to the Required Minimum on the date hereof.  Rainmakers has reserved from its duly authorized capital stock a number of shares of Rainmakers Stock equal to the maximum number of shares of Rainmakers Stock issuable pursuant to the Warrant issued by Rainmakers to the Purchaser at the Second Closing and as Put Note Shares.

(e)

Section 3.1(t) of the Securities Purchase Agreement is hereby amended and restated as follows:

(t)

Private Placement.  Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Parent, Rainmakers and the Company to the Purchaser and the Advisor as contemplated hereby. The issuance and sale of each Warrant hereunder does not contravene the applicable rules and regulations of any Trading Market on which any of the securities of the Parent are listed or designated.

(f)

Section 3.1(u) of the Securities Purchase Agreement is hereby amended and restated as follows:

(u)

 Investment Company. Neither the Parent, Rainmakers nor the Company is, and neither is an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Parent, Rainmakers and the Company shall conduct their respective businesses in a manner so that they will not become subject to the Investment Company Act of 1940, as amended.

(g)

Section 4.8 of the Securities Purchase Agreement is hereby amended and restated as follows:

4.8

Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities sold hereunder on the Closing Date to pay the cash portion of the purchase price under the Purchase Agreement.  Parent shall use the net proceeds from the sale of the Securities sold hereunder on the Second Closing Date for working capital and the acquisition of certain cord blood samples.

(h)

Clause (a) of Section 4.10 of the Securities Purchase Agreement is hereby amended and restated as follows:

(a) any breach of any of the representations, warranties, covenants or agreements made by the Parent, Rainmakers or the Company in this Agreement or in the other Transaction Documents

(i)

Section 4.15 of the Securities Purchase Agreement is hereby amended and restated as follows:

4.15

Blocked Account Agreement.  Promptly following Purchaser being satisfied in its sole discretion that no more than 2% of all of the Company’s invoices for storage samples are more than 120-days past due for a period of 30 consecutive days, Purchaser shall notify the depositary named in the Blocked Account Agreement in the form of Exhibit H attached hereto to release at the Company’s direction the funds held subject to the terms thereof.  Promptly following Purchaser being satisfied in its sole discretion that Parent is closing the purchase of the cord blood samples referred to in Section 4.8, Purchaser shall notify the depositary named in the Blocked Account Agreement in the form of Exhibit H-1 attached hereto to release to the Seller, or as directed by Seller, the funds held subject to the terms thereof.

(j)

Section 5.13 of the Securities Purchase Agreement is hereby amended and restated as follows:

5.13

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser or the Advisor exercises a right, election, demand or option under a Transaction Document and the

Parent, Rainmakers or the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Parent, Rainmakers or the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of a Warrant, the Purchaser or the Advisor, as applicable, shall be required to return any shares of Common Stock or Rainmakers Stock subject to any such rescinded exercise notice.

(k)

Section 5.16 of the Securities Purchase Agreement is hereby amended and restated as follows:

5.16

Payment Set Aside. To the extent that the Parent or the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Parent or the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(l)

Section 5.17 of the Securities Purchase Agreement is hereby amended and restated as follows:

5.17

Usury.  To the extent it may lawfully do so, each of the Parent and the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of each of the Parent and the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Parent or the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the

Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Parent or the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Parent or the Company, as the case may be, the manner of handling such excess to be at the Purchaser’s election.

(m)

The Securities Purchase Agreement is hereby amended by adding Rainmakers as a party thereto.

(n)

The Securities Purchase Agreement is hereby amended by adding the following Exhibits hereto as Exhibits thereto in appropriate alphabetical order: Exhibits B-1, D-3, F-4, F-5, F-6, G-3, H-1 and M.

3.

Conditions to Effectiveness.  This Amendment shall be effective in accordance with the terms of Section 5.5. of the Securities Purchase Agreement upon (i) the execution and delivery by the Purchaser, Parent, the Company and Rainmakers of a counterpart of this Amendment, (ii) the satisfaction or waiver of the conditions precedent set forth in Section 2A.2 and Section 2A.3 of the Securities Purchase Agreement and (iii) the payment of the fees and expenses of FW in connection with the preparation and negotiation of this Amendment and the documents referred to herein.

4.

Representations and Warranties of Parent, the Company and Rainmakers.  The Parent, the Company and Rainmakers hereby represent and warrant to the Purchaser as follows:

(a)

The representations and warranties made by the Parent, Rainmakers and the Company in the Securities Purchase Agreement, as amended hereby, and in each other Transaction Document to which it is a party delivered to the Purchaser on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date).

(b)

The Parent, the Company and Rainmakers each has all requisite corporate power and authority to execute, deliver and perform this Amendment and to perform the Securities Purchase Agreement, as amended hereby.  Rainmakers has all requisite corporate power and authority to execute and perform each Transaction Document to which it is a party.

(c)

The execution, delivery and performance by the Parent, the Company and Rainmakers of this Amendment, and the performance by the Parent, the Company and Rainmakers of the Securities Purchase Agreement, as amended hereby, and the execution, delivery and performance by Rainmakers of each Transaction Document to which it is a party (i) do not and will not contravene any law or any contractual restriction binding on or affecting any of them or any of their respective properties, and (ii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of their respective properties, other than in favor of the Purchaser.

(d)

The Securities Purchase Agreement, as amended hereby, and each Transaction Document to which Rainmakers is a party, constitutes the legal, valid and binding obligation of the Parent, the Company and Rainmakers, as the case may be, enforceable against each of them in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)

Rainmakers is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by it of the Transaction Documents to which it is a party, other than (i) the filing with the Commission of the Registration Statement, (ii) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws and (iii) filings required to perfect the security interest granted under the Security Agreement to which Rainmakers is a party.

(f)

The authorized capitalization of Rainmakers consists of 50,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.  The only shares of capital stock of Rainmakers that are outstanding are 1,170,171 shares of common stock, par value $0.001 per share.  Other than any such shares that may hereafter be issued to Purchaser pursuant to the Warrant issued by Rainmakers to Purchaser, Parent owns all of the issued and outstanding shares of common stock of Rainmakers.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Warrant issued by Rainmakers.  Except as a result of the purchase and sale of the Warrant issued by Rainmakers to the Purchaser, there are no outstanding options, warrant, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Rainmakers Stock, or contracts, commitments, understandings or arrangements by which the Parent, the Company, Rainmakers or any Subsidiary is or may become bound to issue additional shares of Rainmakers Stock.  All of the outstanding shares of capital stock of Rainmakers are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Parent or Rainmakers or others is required for the issuance and sale of the Warrant issued by Rainmakers to the Purchaser.  There are no stockholders agreements, voting agreements or other similar agreements with respect to Rainmakers’ capital stock to which Rainmakers or the Parent is a party.

5.

Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Parent, the Company and Rainmakers as follows:

(a)

The representations and warranties made by the Purchaser in the Securities Purchase Agreement and in each other Transaction Document to which it is a party delivered by the Purchaser on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date).

(b)

The Purchaser has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Securities Purchase Agreement, as amended hereby.

6.

Continued Effectiveness of the Securities Purchase Agreement.  Except as otherwise expressly provided herein, the Securities Purchase Agreement and the other Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof, all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser under the Securities Purchase Agreement or any of the Transaction Documents, nor constitute a waiver of any provision of the Securities Purchase Agreement or any of the Transaction Documents.  The Securities Purchase Agreement and each other Transaction Document shall be deemed to be further amended hereby to the extent necessary to make them consistent with the amendments affected hereby.

7.

Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

8.

Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.

Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

10.

Amendment as Transaction Document.  The parties hereby acknowledge and agree that this Amendment constitutes a “Transaction Document” for all purposes of the Transaction Documents.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

CORCELL, LTD.
By:__________________________________________ Name: Title:
CORD BLOOD AMERICA, INC. By:__________________________________________ Name: Title:
CAREER CHANNEL, INC.
By:__________________________________________ Name: Title:
SHELTER ISLAND OPPORTUNITY FUND, LLC By: Shelter Island GP, LLC, its Manager By:__________________________________________ Name: Title: